                                                             CENTEX EXHIBIT 21.1

         The following is a list of subsidiaries of the Company, wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of the Company as of May 31, 2000.

                                                                                JURISDICTION OF
ENTITY NAME                                                                     ORGANIZATION
-----------                                                                     ------------

21 Housing Corporation                                                          Nevada
  d/b/a Cavco Community Development Company
  d/b/a Cavtex Homes
  d/b/a Centex Community Development
  d/b/a Centex Community Development Company
  d/b/a Integrity Homes
  d/b/a Integrity Homes of Utah
  d/b/a Vista Homes
900 Development Corporation                                                     Cayman Islands
AAA Holdings, Inc.                                                              Delaware
Adfinet, Inc.                                                                   Nevada
Advanced Financial Technology, Inc.                                             Nevada
  d/b/a Affiliated Advanced Technology, Inc.
Advanced Protection Systems, Inc.                                               Nevada
  d/b/a Apartment Protection Systems
  d/b/a Apartment Protection Systems, Inc.
  d/b/a Centex HomeTeam Security
  d/b/a Centex HomeTeam Services
  d/b/a Centex Security
  d/b/a Centex Security, Inc.
  d/b/a HomeTeam Alarms, Inc.
  d/b/a HomeTeam Security
  d/b/a HomeTeam Security, Inc.
  d/b/a HomeTeam Services, Inc.
  d/b/a Protection Systems, Inc.
American Gypsum Company *                                                       New Mexico
  d/b/a American Gypsum Company, Inc.
  d/b/a Centex American Gypsum Company
Armor Insurance Company                                                         Vermont
Benefit Land Title Company                                                      California
Benefit Land Title Insurance Company                                            California
Bonair Hills, LLC                                                               Virginia
BP Sand & Gravel, Inc. *                                                        Delaware
Braewood Development Corp.                                                      Nevada
Calton Homes, Inc.                                                              New Jersey


* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 64.4% owned by Centex Corporation.

Cavco Industries, LLC                                                           Delaware
  d/b/a Cavco Texas, LLC
CCP Cement Company *                                                            Nevada
CCP Concrete/Aggregates Company *                                               Nevada
CCP Gypsum Company *                                                            Nevada
CCP Land Company *                                                              Nevada
CDMC Holding, Inc.                                                              Nevada
CEGC Holding Company *                                                          Delaware
Centex Cement Corporation *                                                     Nevada
Centex Construction Company, Inc.                                               Nevada
  d/b/a Centex Bateson Construction Company, Inc.
Centex Construction Group, Inc.                                                 Nevada
Centex Construction Group Services, LLC                                         Delaware
Centex Construction Products, Inc. (64.4%)                                      Delaware
  d/b/a Texas-Lehigh Cement Company
Centex Credit Corporation                                                       Nevada
  d/b/a Centex Home Equity
  d/b/a Centex Home Equity Corporation
  d/b/a Nova Mortgage Credit Corporation
Centex Eagle Gypsum Company *                                                   Delaware
Centex Eagle Gypsum Company, L.L.C. *                                           Delaware
  d/b/a American Gypsum Company
Centex Equity Corporation                                                       Nevada
Centex Finance Company                                                          Nevada
Centex Financial Services, Inc.                                                 Nevada
Centex Forcum Lannom, Inc.                                                      Nevada
  d/b/a 3333 Construction Corporation
Centex Golden Construction Company                                              Nevada
Centex Home Services Company                                                    Nevada
  d/b/a HomeTeam Services, Inc.
Centex Homes International Funding Company                                      Nevada
Centex Homes                                                                    Nevada
  d/b/a Centex Development Company
  d/b/a Centex-Draper 162 Partnership
  d/b/a CTX Builders Supply
  d/b/a Fox & Jacobs
  d/b/a Fox & Jacobs Homes
  d/b/a Marquis Resort Homes
  d/b/a New Homes Research Group
  d/b/a Riverwood Golf Club
  d/b/a Teal Homes
  d/b/a Timbercreek Forest Products
  d/b/a Vista Homes
  d/b/a Vista Properties Company
Centex Homes International B.V. (93.5%)                                         Netherlands


* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 64.4% owned by Centex Corporation.

Centex Homes International Limited                                              United Kingdom
Centex Homes of California, LLC                                                 Delaware
Centex HomeTeam Lawn Care, LLC                                                  Delaware
  d/b/a HomeTeam Lawn Care
Centex International, Inc.                                                      Nevada
Centex Landis Construction Co., Inc.                                            Louisiana
Centex Latin America, Inc.                                                      Nevada
Centex Materials GP LTD, LLC *                                                  Delaware
Centex Materials, LP *                                                          Texas
Centex Materials LP LTD, LLC *                                                  Delaware
Centex Mortgage Company UK Limited                                              UK
Centex Real Estate Construction Company                                         Nevada
  d/b/a CTX Builders Supply
Centex Real Estate Corporation                                                  Nevada
  d/b/a Centex Custom Homes
  d/b/a Centex Engle Joint Venture
  d/b/a Centex Homes
  d/b/a Centex Homes Corporation
  d/b/a Centex Homes, a Nevada General Partnership
  d/b/a Centex-Crosland Company
  d/b/a Centex-Crosland Homes
  d/b/a CTX Builders Supply
  d/b/a Fox & Jacobs
  d/b/a Fox & Jacobs Homes
  d/b/a New Home Research Group
  d/b/a Timbercreek Forest Products
  d/b/a Vista Homes
Centex Rodgers, Inc.                                                            Nevada
  d/b/a Centex Resource Group
Centex Rodgers No. 1, LLC (99%)                                                 Tennessee
Centex Rodgers No. 2, LLC                                                       Delaware
Centex Rooney Marine, Inc.                                                      Florida
Centex Seismic Services, Inc. (95%)                                             Nevada
Centex Senior Services Corporation                                              Nevada
  d/b/a Kensington Cottages at Chandler Creek
  d/b/a Kensington Cottages at Clear Lake
  d/b/a Kensington Cottages at Quail Creek
  d/b/a Kensington Cottages by Centex
Centex Service Company                                                          Nevada
Centex Technology, Inc.                                                         Nevada
Centex Title & Ancillary Services, Inc.                                         Nevada
Centex-Rooney Construction Co., Inc.                                            Florida
  d/b/a Centex Rooney Facilities Group
Centex-Rooney Construction Co. of Georgia, LLC                                  Delaware
Centex/F&S, L.L.C.                                                              Delaware


* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 64.4% owned by Centex Corporation.

Centex/FPC, L.L.C.                                                              Delaware
Centex/HKS II, L.L.C.                                                           Delaware
Centex/HKS Canyon, L.L.C.                                                       Delaware
Centex/HKS, L.L.C.                                                              Delaware
Centex/Morris II, L.L.C.                                                        Delaware
Centex/Morris, L.L.C.                                                           Delaware
Centex/Omniplan, L.L.C.                                                         Delaware
Centex/SHG, L.L.C.                                                              Delaware
CHEC Asset Receivable Corporation                                               Nevada
CHEC Conduit Funding, LLC                                                       Delaware
CHEC Funding, LLC                                                               Delaware
CHEC Industrial Loan Company                                                    Tennessee
CHEC Residual Corporation                                                       Nevada
Commerce Land Title, Inc.                                                       Nevada
CRG Holdings, LLC                                                               Delaware
  d/b/a AAA Homes
  d/b/a AAA Park Model & RV
  d/b/a Boerne Homes
  d/b/a Cavco Home Center
  d/b/a Cavco Homes
  d/b/a Cavco Homes Supercenter
  d/b/a Cavco Supercenter
Crosland Acceptance Associates V                                                N. Carolina
CTX Consulting Group, LLC                                                       Delaware
CTX Mortgage Company                                                            Nevada
  d/b/a CTX Capital Corporation
  d/b/a CTX Mortgage Homeownership Club
  d/b/a CTX Mortgage Company, Inc.
  d/b/a Houston Appraisal, Inc.
  d/b/a LendersWholesale
CTX Mortgage Funding II, LLC                                                    Delaware
CTX Mortgage Funding, LLC                                                       Delaware
CTX Mortgage Ventures Corporation                                               Nevada
Enhanced Safetysystems, Inc.                                                    Nevada
  d/b/a Apache HomeTeam Services
  d/b/a Cactus Valley Pest Control
  d/b/a Centex HomeTeam Pest Control
  d/b/a Centex HomeTeam Services
  d/b/a Environmental Safetysystems, Inc.
  d/b/a HomeTeam Environmental
  d/b/a HomeTeam Pest Control
  d/b/a HomeTeam Services
  d/b/a HomeTeam Services, Inc.
  d/b/a Ivies HomeTeam Services
  d/b/a Pest Defense System


* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 64.4% owned by Centex Corporation.

  d/b/a Pest Defense System of Austin
  d/b/a Pest Defense System of Central Florida
  d/b/a Pest Defense System of Greater Houston
  d/b/a Pest Defense System of Northwest Florida
  d/b/a Pest Defense System of San Antonio
  d/b/a Pest Defense System of South Florida
  d/b/a Pest Defense System of Southeast Florida
  d/b/a Pest Defense System of Southwest Florida
  d/b/a Pest Defense System of the First Coast
  d/b/a Pest Defense System of the Gold Coast
  d/b/a Pest Defense System of the Gulf Coast
  d/b/a Pest Defense System of the Space Coast
  d/b/a Pest Defense System of the Treasure Coast
  d/b/a Radar HomeTeam Services
  d/b/a Results Pest Control
  d/b/a Rodger's HomeTeam Services
GHQ Company, Inc.                                                               Nevada
Independent General Agency, Inc.                                                Texas
Illinois Cement Company *                                                       Illinois
  d/b/a Wisconsin Cement Company
Illinois Cement Company, joint venture *                                        Texas
Integrated Project Solutions, Inc.                                              Nevada
IPS Group No. 1, LLC                                                            Texas
Loan Processing Technologies, Inc.                                              Nevada
M & W Drywall Supply Company *                                                  Nevada
Mathews Readymix, Inc. *                                                        California
Meadow Vista Company, LLC                                                       Delaware
   d/b/a Ocotillo Meadows, LLC
Metropolitan Tax Service, Inc.                                                  Nevada
  d/b/a Metropolitan Tax & Abstract Services, Inc.
Metropolitan Title & Guaranty Company                                           Florida
Mortgage Acceptance Associates No. 2                                            N. Carolina
Mortgage Collateral Associates No. 1                                            N. Carolina
Mortgage Collateral Associates No. 3                                            N. Carolina
Mountain Cement Company *                                                       Nevada
Nevada Cement Company *                                                         Nevada
Panoramic Land, Inc.                                                            Nevada
Texas Cement Company *                                                          Nevada
  d/b/a C & C Properties, Inc.
  d/b/a C P Service Company
  d/b/a Texas-Lehigh Cement Company
Texas-Lehigh Cement Company *                                                   Texas
Texas Lehigh Cement Company, general partnership *                              Texas
Wayne Homes, LLC (97%)                                                          Delaware
  d/b/a Wayne Homes Michigan, LLC


* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 64.4% owned by Centex Corporation.

Western Cement Company of California *                                                     California
Westwood Insurance Agency, a California corporation                                        California
  d/b/a HomeAdvantage Insurance Agency Services
  d/b/a HomeAdvantage Insurance Services
  d/b/a Westwood Insurance Agency, Inc.
  d/b/a WMC Insurance Agency
  d/b/a WMC Insurance Agency Services
  d/b/a WMC Insurance Services
  d/b/a WMC Insurance Services Insurance Agency
Wisconsin Cement Company *                                                                 Wisconsin


* Owned, directly or indirectly, by Centex Construction Products, Inc. which is approximately 64.4% owned by Centex Corporation.